Exhibit 23.3

TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 and any amendments thereto filed by Vital Energy, Inc. (the “Company”) of references to our name and to our summary report dated January 18, 2024 relating to information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Vital Energy, Inc. and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2023, 2022 and 2021, included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 11, 2024.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

October 1, 2024

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
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